UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 29, 2008

Virtus Investment Partners, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10994	95-4191764
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Pearl St., 9th Floor, Hartford, CT	06103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(800) 248-7971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in Amendment No. 4 to the Registration Statement on Form 10 and the related Information Statement, filed as Exhibit 99.1 thereto (the “Form 10 and Information Statement”) filed by Virtus Investment Partners, Inc. (the “Company”) with the Securities and Exchange Commission on December 19, 2008, The Phoenix Companies, Inc. (“Phoenix”), the Company’s former indirect parent, formally approved the spin-off of the Company into an independent publicly traded asset management firm.  On December 31, 2008, the spin-off of the Company was completed through a pro rata dividend of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to Phoenix’s shareholders.

In connection with the spin-off, on December 29, 2008, the Company entered into a rights agreement of the nature described in the Form 10 and Information Statement, dated as of December 29, 2008, between the Company and Mellon Investor Services LLC as Rights Agent (the “Rights Agreement”).  Pursuant to the Rights Agreement, one preferred share purchase right (a “Right”) was issued for each share of Common Stock outstanding as of the close of business on December 31, 2008 (the “Rights Record Date”) and will be issued for each share of Common Stock that becomes outstanding between the Rights Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are defined below).

The Rights will initially trade with, and be inseparable from, the Common Stock, and no separate Rights Certificates will be distributed. Each Right issued will be subject to the terms of the Rights Agreement, a summary of which is provided below:

Purchase Price. Once the Rights become exercisable, each Right will entitle the registered holder to purchase from the Company one one-thousandth of a share of Series C Junior Participating Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), of the Company at a price of $75.00 per one one-thousandth of a share of Series C Preferred Stock, subject to adjustment (the “Purchase Price”).

Distribution Date. The distribution date (the “Distribution Date”) is the earlier of: (1) 10 days following a public announcement that a person  (other than an Exempted Entity (as defined below)) or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the shares of Common Stock then outstanding (an “Acquiring Person”); or (2) 10 business days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person (other than an Exempted Entity) or group of 15% or more of the shares of Common Stock then outstanding.

Exempted Entity. Certain persons are excluded from the definition of an Acquiring Person (each, an “Exempted Entity”), including the Company and any of its subsidiaries or employee benefit plans.  In addition, notwithstanding any provision of the Rights Agreement to the contrary, each and any of Harris Bankcorp, Inc. (the “Harris Investor”), Bank of Montreal and their direct and indirect controlled affiliates (all such entities together, the “Harris Investor Group”) are deemed an Exempted Entity for all purposes under the Rights Agreement, for so long as the Harris Investor is not in material breach of Section 7.04 of the Investment and Contribution Agreement (the “Investment Agreement”), dated as of October 30, 2008, by and among the Company and Phoenix Investment Management Company, the Harris Investor and Phoenix. In the event that the Harris Investor is in material breach of Section 7.04 of the Investment Agreement, then the Harris Investor Group will cease to be an Exempted Entity; provided, however, that if at such time that the Harris Investor Group ceases to be an Exempted Entity it beneficially owns 15% or more of the shares of Common Stock outstanding, notwithstanding anything in the Rights Agreement to the contrary, it will not be deemed to be or to have become an Acquiring Person for any purpose under the Rights Agreement unless and until it acquires beneficial ownership of any shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock) in excess of the number of shares of Common Stock that the Harris Investor Group beneficially owns at the time that it ceases to be an Exempted Entity.

Consequences of a Person or Group Becoming an Acquiring Person

Flip-In. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the Purchase Price.

Flip-Over. If the Company is acquired in a merger or other business combination transaction or 50% or more of the Company’s combined assets or earning power are sold after a person or group of affiliated or associated persons has become an Acquiring Person, each holder of a Right (other than Rights beneficially owned by the Acquiring Person, which will be void) will thereafter have the right to receive that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price.

Transfer and Detachment. Until the Distribution Date, the Rights will be evidenced by book entry in the Company’s direct registration system. Until the Distribution Date (or earlier redemption or expiration of the rights), the Rights will be transferred with and only with the Common Stock, and transfer of those shares will also constitute transfer of the Rights.

Exercisability. The Rights are not exercisable until the Distribution Date. The rights will expire (the “Expiration Date”) at the earliest of (1) the close of business on June 19, 2011, unless that date is extended, (2) the time at which the Company redeems the rights, as described below, or (3) the time at which the Company exchanges the rights, as described below.

Adjustments. The Purchase Price payable, and the number of shares of Series C Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of stock dividends, stock splits, reclassifications, or certain distributions with respect to the Series C Preferred Stock. The number of outstanding Rights and the number of one one-thousandths of a share of Series C Preferred Stock issuable upon exercise of each Right are also subject to adjustment if, prior to the Distribution Date, there is a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price.

Series C Preferred Stock. Shares of Series C Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series C Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 per share or (b) an amount equal to 1000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the shares of Series C Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share but will be entitled to an aggregate payment of 1,000 times the payment made per share of Common Stock. Each share of Series C Preferred Stock will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of the Common Stock are exchanged, each share of Series C Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary anti-dilution provisions.

The value of the one one-thousandth interest in a share of Series C Preferred Stock purchasable upon exercise of each Right should, because of the nature of the Series C Preferred Stock dividend, liquidation and voting rights, approximate the value of one share of Common Stock.

Exchange. At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person or group of beneficial ownership of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Series C Preferred Stock per Right (subject to adjustment).

Redemption. At any time prior to the time any person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”), appropriately adjusted to reflect any stock split, stock dividend or similar transaction. The redemption of the Rights may be made effective at such time, on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendments. The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that the Board of Directors may not reduce or cancel the Redemption Price and from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights.

Rights of Holders. Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Anti-Takeover Effects. The Rights have certain anti-takeover effects. If the Rights become exercisable, the Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company, except pursuant to any offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at a nominal price prior to the time that a person or group has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock. Thus, the Rights are intended to encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors. However, the effect of the Rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial equity position in the Company’s equity securities or seeking to obtain control of the Company. To the extent any potential acquirors are deterred by the Rights, the Rights may have the effect of preserving incumbent management in office.

In connection with its entry into the Rights Agreement, the Company has filed with the Delaware Secretary of State a Certificate of Designations authorizing 30 million shares of Series C Junior Participating Preferred Stock (the “Certificate of Designations”).

The Certificate of Designations and the Rights Agreement are attached as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference into this item. This description of the Rights Agreement, the Rights and Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to such exhibits.

* * * * *

Note on Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of words such as “anticipate,” “estimate,” “should,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, in connection with any discussion of the Company’s business, future strategies, future operating or financial performance and other future events and circumstances. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in the Form 10 and Information Statement. We undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item.  The Certificate of Designations and the Rights Agreement are attached as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference into this item.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Designations of Series C Junior Participating Preferred Stock

4.1
Rights Agreement between Virtus Investment Partners, Inc. and Mellon Investor Services LLC, as Rights Agent, including the form of Certificate of Designations of Series C Junior Participating Preferred Stock (as an Exhibit A thereto), the form of Rights Certificate (as Exhibit B thereto), and the form of the Summary of Rights (as Exhibit C thereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated: January 2, 2009	By:	/s/ Michael A. Angerthal
		Name:	Michael A. Angerthal
		Title:	Chief Financial Officer